Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6251
	kim_watkins@intuit.com	diane_carlini@intuit.com

Intuit Fourth Quarter Revenue Up 17 Percent,
Full Year Up 15 Percent

Strong Fourth Quarter Performance Led By 43 Percent Online Ecosystem Revenue Growth: Company Sets Guidance for Fiscal 2019

MOUNTAIN VIEW, Calif. - Aug. 23, 2018 - Intuit Inc. (Nasdaq: INTU) announced financial results for the fourth quarter and full fiscal year 2018, which ended July 31.
"Growth accelerated across our businesses this year, fueled by 18 percent growth in the Small Business and Self-Employed Group, and 14 percent growth in the Consumer Group,” said Brad Smith, Intuit's chairman and chief executive officer.
"Both Online Ecosystem revenue and QuickBooks Online subscribers grew at a rapid pace. We are also pleased with the strong product innovation in our Consumer business, focused on better serving our customers.
"One year into our focus on the One Intuit Ecosystem, our results affirm that our strategy is working and is positioning the company for durable growth," said Smith.
Financial Highlights
For the fourth quarter, Intuit:

•	Grew revenue to $988 million, up 17 percent year-over-year.

•	Grew Online Ecosystem revenue by 43 percent.

For the full year, Intuit:

•	Grew revenue to nearly $6.0 billion, up 15 percent year-over-year.

•	Grew Online Ecosystem revenue by 40 percent.

•	Finished the year with over 3.4 million QuickBooks Online subscribers, growth of 43 percent.

Intuit Reports Fourth Quarter and Full-year 2018 Earnings

•	Grew Consumer Group revenue 14 percent.

•	Increased GAAP operating income to $1.5 billion, up from $1.4 billion in the prior year.

•	Increased non-GAAP operating income to $2.0 billion, up 14 percent.

•	Increased GAAP and non-GAAP earnings per share by 25 percent and 27 percent respectively.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
Snapshot of Fourth-quarter Results

GAAP				Non-GAAP
	Q4 FY 18	Q4 FY 17	Change	Q4 FY 18	Q4 FY 17	Change
Revenue	$988	$842	17%	$988	$842	17%
Operating Income (Loss)	$(81)	$(10)	NM	$104	$78	33%
Earnings Per Share	$0.18	$0.09	100%	$0.32	$0.20	60%
NM = Not meaningful.
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP). GAAP earnings per share for the fourth quarter include a $79 million charge from the sale of our data center in Quincy, Washington. The impact of this charge on net income and EPS was offset by recognized tax benefits.
Snapshot of FY ’18 Full-year Results

GAAP				Non-GAAP
	FY 18	FY 17	Change	FY 18	FY 17	Change
Revenue	$5,964	$5,177	15%	$5,964	$5,177	15%
Operating Income	$1,497	$1,395	7%	$1,981	$1,735	14%
Earnings Per Share	$4.64	$3.72	25%	$5.61	$4.41	27%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP). GAAP earnings per share for the fiscal year 2018 include a $79 million charge from the sale of our data center in Quincy, Washington. The impact of this charge on net income and EPS was offset by recognized tax benefits.

Intuit Reports Fourth Quarter and Full-year 2018 Earnings

Business Segment Results
Small Business and Self-Employed Group

•	Grew total Small Business and Self-Employed Group revenue 20 percent for the quarter and 18 percent for the year.

•	Added over 1 million QuickBooks Online subscribers during fiscal year 2018.

•	Increased the QuickBooks Online subscriber base in the U.S. 38 percent, to approximately 2.6 million, and outside the U.S. 62 percent to over 800,000 subscribers.

•	Increased QuickBooks Self-Employed subscribers to nearly 720,000.
Consumer and Strategic Partner Groups

•	Grew Consumer Group revenue by 14 percent for the year.

•	Increased professional tax revenue in the Strategic Partner Group by 4 percent for the year.
Capital Allocation Summary

•	Repurchased over $270 million of stock during fiscal year 2018.

•	Received board approval for a new $2 billion repurchase authorization, bringing the total authorization to $3.2 billion to repurchase shares, including the remaining amount on the prior authorization.

•	The board approved a quarterly dividend of $0.47 per share, payable October 18, 2018. This represents a 21 percent increase versus last year.

New Accounting Standard
Intuit adopted the new revenue recognition standard, ASC606, in fiscal year 2019, which began August 1, 2018. The company elected to adopt ASC606 under the full retrospective method for comparability, and is providing restated financial information for fiscal years 2017 and 2018. The impact of adopting the new standard is an increase to reported revenue in fiscal years 2017 and 2018 of $19 million and $61 million, respectively, and a decrease to expected revenue for fiscal year 2019 of $30 million.

Intuit Reports Fourth Quarter and Full-year 2018 Earnings

“While we are changing how we account for revenue under ASC606, this is an accounting change only, and has no impact on customer billings or cash flow,” said Intuit CFO Michelle Clatterbuck. “In addition, how we recognize revenue for all online offerings, supplies, and desktop payroll and payments will not change.”
What will change under the new standard is how the company accounts for revenue associated with QuickBooks Desktop units, QuickBooks desktop subscription offerings, and consumer and professional tax desktop offerings.
In the Small Business and Self-Employed Group the timing of revenue for QuickBooks desktop solutions is expected to shift to earlier quarters within each fiscal year.
In the Consumer and Strategic Partner Groups, more revenue will be recognized at the beginning of the tax season for consumer and professional desktop solutions.
Additional details presenting restated information based on the adoption of the new standard are in Table E, Table F1, Table F2, Table G, Table H and Table I.
Additional information highlighting the significant changes under ASC606 can be found on Intuit’s Investor Relations site.

Forward-looking Guidance
First quarter and full-year fiscal 2019 guidance are reported under ASC606.
Intuit announced guidance for the first quarter of fiscal year 2019, which ends Oct. 31. The company expects:
•Revenue of $955 million to $975 million, growth of 5 to 7 percent.
•GAAP operating loss of $70 million to $80 million.
•Non-GAAP operating income of $30 million to $40 million.
•GAAP loss per share of $0.17 to $0.19.
•Non-GAAP diluted earnings per share of $0.09 to $0.11.
First quarter fiscal year 2019 revenue guidance would have been approximately $30 million higher under 605 than it is under 606.
Intuit also announced guidance for full fiscal year 2019. The company expects:

Intuit Reports Fourth Quarter and Full-year 2018 Earnings

•Revenue of $6.530 billion to $6.630 billion, growth of 8 to 10 percent.
•GAAP operating income of $1.725 billion to $1.775 billion, growth of 11 to 14 percent.
•Non-GAAP operating income of $2.165 billion to $2.215 billion, growth of 6 to 8 percent.
•GAAP diluted earnings per share of $5.25 to $5.35, growth of 3 to 5 percent.
•Non-GAAP diluted earnings per share of $6.40 to $6.50, growth of 11 to 12 percent.
The company expects the following segment revenue results under ASC606 for fiscal year 2019:

•	Small Business and Self-Employed Group: growth of 9 to 11 percent.

•	Consumer Group: growth of 9 to 10 percent.

•	Strategic Partner Group: growth of 2 to 4 percent.
Intuit also provided fiscal 2019 guidance under ASC605 in order to compare with the previous year. Full year fiscal 2019 guidance under the historical ASC605 standard includes:

•	Total company revenue growth range of 10 to 12 percent,

•	GAAP diluted earnings per share of $5.35 to $5.45, and

•	Non-GAAP diluted earnings per share of $6.50 to $6.60.
Going forward, guidance will only be provided in accordance with ASC606.

Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Aug. 23. To hear the call, dial 844-246-4601 in the United States or 703-639-1172 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information

Intuit Reports Fourth Quarter and Full-year 2018 Earnings

A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 8395535.
The audio webcast will remain available on Intuit’s website for one week after the conference call.
Investor Day 2018
Intuit will host its annual Investor Day at its Mountain View, Calif., headquarters on Sept. 27 at 8 a.m. Pacific time. The half-day event will include presentations from Brad Smith, chairman and chief executive officer, Michelle Clatterbuck, chief financial officer, and other leaders.
About Intuit
Intuit’s mission is to Power Prosperity Around the World. Our global products and platforms, including TurboTax, QuickBooks, Mint and Turbo, are designed to empower consumers, self-employed and small businesses to improve their financial lives, finding them more money with the least amount of work, while giving them complete confidence in their actions and decisions. Our innovative ecosystem of financial management solutions serves approximately 50 million customers worldwide, unleashing the power of many for the prosperity of one. Please visit us for the latest news and in-depth information about Intuit and its brands and find us on social.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, Table F1, Table F2, and Table J. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2019 and beyond; expectations regarding timing and growth of revenue for each of Intuit’s reportable segments, the Online Ecosystem and from current or future products and services; expectations regarding the impact of the One Intuit Ecosystem strategy on Intuit’s business; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance”.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior;

Intuit Reports Fourth Quarter and Full-year 2018 Earnings

difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; the competitive environment; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns or any of our businesses; our ability to innovate and adapt to technological change; availability of our products and services could be impacted by business interruption or failure of our information technology and communication systems; any problems with implementing upgrades to our customer facing applications and supporting information technology infrastructure; any failure to properly use and protect personal customer and our business information and data; our ability to develop, manage and maintain critical third-party business relationships; our dependence on third party technology and services; increases in or changes to government regulation affecting our businesses; any failure to process transactions effectively or to adequately protect against potential fraudulent activities; any loss of confidence in using our software as a result of publicity regarding fraudulent activity, even if it does not directly involve our products or services; any significant product accuracy or quality problems or delays; any lost revenue opportunities or cannibalization of our traditional paid franchise due to our participation in the Free File Alliance; the global economic environment may impact consumer and small business spending, financial institutions and tax filings; changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise; the seasonal and unpredictable nature of our revenue; our ability to attract, retain and develop highly skilled employees; increased risks associated with international operations; unanticipated changes in our income tax rates; the effect of tax reform legislation; changes in the amounts or frequency of share repurchases or dividends; we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position; disruptions, expenses and risks associated with our acquisitions and divestitures; amortization of acquired intangible assets and impairment charges; our use of significant amounts of debt to finance acquisitions or other activities; and the cost of, and potential adverse results in, litigation involving intellectual property, antitrust, shareholder and other matters. More details about the risks that may impact our business are included in our Form 10-K for fiscal 2017 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of August 23, 2018, and we do not undertake any duty to update any forward-looking statement or other information in these materials.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017
Net revenue:
Product	$322	$313	$1,462	$1,376
Service and other	666	529	4,502	3,801
Total net revenue	988	842	5,964	5,177
Costs and expenses:
Cost of revenue:
Cost of product revenue	25	25	112	120
Cost of service and other revenue	201	155	850	677
Amortization of acquired technology	5	3	15	12
Selling and marketing	308	265	1,634	1,420
Research and development	311	263	1,186	998
General and administrative	217	141	664	553
Amortization of other acquired intangible assets	2	—	6	2
Total costs and expenses [A]	1,069	852	4,467	3,782
Operating income (loss)	(81)	(10)	1,497	1,395
Interest expense	(4)	(3)	(20)	(31)
Interest and other income (expense), net	11	3	26	3
Income (loss) before income taxes	(74)	(10)	1,503	1,367
Income tax provision (benefit) [B]	(123)	(34)	292	396
Net income	$49	$24	$1,211	$971

Basic net income per share	$0.19	$0.09	$4.72	$3.78
Shares used in basic per share calculations	258	257	256	257

Diluted net income per share	$0.18	$0.09	$4.64	$3.72
Shares used in diluted per share calculations	263	261	261	261

Cash dividends declared per common share	$0.39	$0.34	$1.56	$1.36
See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) for the periods shown.

	Three Months Ended		Twelve Months Ended
(in millions)	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017
Cost of revenue	$13	$2	$43	$8
Selling and marketing	26	22	101	88
Research and development	34	33	133	122
General and administrative	26	28	105	108
Total share-based compensation expense	$99	$85	$382	$326

[B]
We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.

The Tax Cuts and Jobs Act (2017 Tax Act) was enacted on December 22, 2017 and reduced the U.S. statutory federal corporate tax rate from 35% to 21%. The effective date of the tax rate change was January 1, 2018. With our fiscal year ending July 31, the change resulted in a blended lower U.S. statutory federal rate of 26.9% for fiscal year 2018. As a result, we adjusted our annual effective tax rate for the twelve months ended July 31, 2018, as well as adjusted our U.S. net deferred tax asset balance at the lower rate.
As of July 31, 2018, we have not completed our accounting for the tax effects of enactment of the 2017 Tax Act; however, we have made a reasonable estimate of the effects on our existing deferred tax balances for the twelve months ended July 31, 2018. We recorded a provisional charge of $43 million related to the re-measurement of certain deferred tax balances.
We recognized excess tax benefits on share-based compensation of $100 million in our provision for income taxes for the twelve months ended July 31, 2018 and $72 million for the twelve months ended July 31, 2017.
During fiscal year 2018, we completed a reorganization which resulted in a taxable liquidation of a subsidiary. The transaction gave rise to a capital loss that resulted in a tax benefit of approximately $35 million.
Our effective tax rate for the twelve months ended July 31, 2018 was approximately 19%. Excluding the tax benefits related to share-based compensation, the reorganization of a subsidiary, and the charge related to the re-measurement of our deferred tax asset balances, our effective tax rate was approximately 26% and did not differ significantly from the federal statutory rate of 26.9%.
Our effective tax rate for the twelve months ended July 31, 2017 was approximately 29%. Excluding the tax benefits related to share-based compensations, our effective tax rate was 34% and did not differ significantly from the federal statutory rate of 35%.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2018
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$(57)	$20	$1,615	$(81)	$1,497
Amortization of acquired technology	2	3	5	5	15
Amortization of other acquired intangible assets	1	1	2	2	6
Professional fees for business combinations	—	2	—	—	2
Loss on sale of long-lived assets	—	—	—	79	79
Share-based compensation expense	97	94	92	99	382
Non-GAAP operating income (loss)	$43	$120	$1,714	$104	$1,981

GAAP net income (loss)	$(17)	$(21)	$1,200	$49	$1,211
Amortization of acquired technology	2	3	5	5	15
Amortization of other acquired intangible assets	1	1	2	2	6
Professional fees for business combinations	—	2	—	—	2
Loss on sale of long-lived assets	—	—	—	79	79
Share-based compensation expense	97	94	92	99	382
Net (gain) loss on debt securities and other investments	2	2	—	2	6
Other income from divested businesses [A]	—	—	(8)	—	(8)
2017 Tax Act [B]	—	39	5	(1)	43
Other income tax effects and adjustments [C]	$(56)	$(29)	$(36)	$(150)	$(271)
Non-GAAP net income (loss)	$29	$91	$1,260	$85	$1,465

GAAP diluted net income (loss) per share	$(0.07)	$(0.08)	$4.59	$0.18	$4.64
Amortization of acquired technology	0.01	0.01	0.02	0.02	0.06
Amortization of other acquired intangible assets	—	—	0.01	0.01	0.02
Professional fees for business combinations	—	0.01	—	—	0.01
Loss on sale of long-lived assets	—	—	—	0.30	0.30
Share-based compensation expense	0.38	0.36	0.35	0.38	1.46
Net (gain) loss on debt securities and other investments	0.01	0.01	—	0.01	0.02
Other income from divested businesses [A]	—	—	(0.03)	—	(0.03)
2017 Tax Act [B]	—	0.15	0.02	—	0.17
Other income tax effects and adjustments [C]	(0.22)	(0.11)	(0.14)	(0.58)	(1.04)
Non-GAAP diluted net income (loss) per share	$0.11	$0.35	$4.82	$0.32	$5.61

Shares used in GAAP diluted per share calculation	256	256	262	263	261

Shares used in non-GAAP diluted per share calculation	259	260	262	263	261

[A]	During the three months ended April 30, 2018, we received payments from contingent earn out provisions related to businesses we previously divested.

[B]	The 2017 Tax Act adjustments relate to the provisional tax expense for the re-measurement of deferred tax balances at the enacted lower tax rates.

[C]
As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table J, our non-GAAP tax rate eliminates the effects of non-recurring and period specific items. Other income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments, which includes the loss on the sale of long-lived assets; the excess tax benefits on share-based compensation; and the tax benefits on a loss from a subsidiary reorganization.

See “About Non-GAAP Financial Measures” immediately following Table J for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2017
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$(61)	$22	$1,444	$(10)	$1,395
Amortization of acquired technology	3	3	3	3	12
Amortization of other acquired intangible assets	1	—	1	—	2
Share-based compensation expense	89	81	71	85	326
Non-GAAP operating income (loss)	$32	$106	$1,519	$78	$1,735

GAAP net income (loss)	$(30)	$13	$964	$24	$971
Amortization of acquired technology	3	3	3	3	12
Amortization of other acquired intangible assets	1	—	1	—	2
Share-based compensation expense	89	81	71	85	326
Net (gain) loss on debt securities and other investments	1	6	1	1	9
Income tax effects and adjustments [A]	(49)	(36)	(25)	(60)	(170)
Non-GAAP net income (loss)	$15	$67	$1,015	$53	$1,150

GAAP diluted net income (loss) per share	$(0.12)	$0.05	$3.70	$0.09	$3.72
Amortization of acquired technology	0.01	0.01	0.01	0.01	0.05
Amortization of other acquired intangible assets	0.01	—	0.01	—	0.01
Share-based compensation expense	0.34	0.31	0.27	0.33	1.25
Net (gain) loss on debt securities and other investments	0.01	0.03	0.01	—	0.03
Income tax effects and adjustments [A]	(0.19)	(0.14)	(0.10)	(0.23)	(0.65)
Non-GAAP diluted net income (loss) per share	$0.06	$0.26	$3.90	$0.20	$4.41

Shares used in GAAP diluted per share calculation	258	260	260	261	261

Shares used in non-GAAP diluted per share calculation	261	260	260	261	261

[A]
As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table J, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items. Consequently, our non-GAAP results have been adjusted to exclude the the excess tax benefits related to share-based compensation. See note B to Table A for more information.

See “About Non-GAAP Financial Measures” immediately following Table J for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2018	July 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,464	$529
Investments	252	248
Accounts receivable, net	98	103
Income taxes receivable	39	63
Prepaid expenses and other current assets	184	100
Current assets before funds held for customers	2,037	1,043
Funds held for customers	367	372
Total current assets	2,404	1,415

Long-term investments	13	31
Property and equipment, net	812	1,030
Goodwill	1,611	1,295
Acquired intangible assets, net	61	22
Long-term deferred income taxes	87	132
Other assets	190	143
Total assets	$5,178	$4,068

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$50	$50
Accounts payable	178	157
Accrued compensation and related liabilities	369	300
Deferred revenue	961	887
Other current liabilities	191	178
Current liabilities before customer fund deposits	1,749	1,572
Customer fund deposits	367	372
Total current liabilities	2,116	1,944

Long-term debt	388	438
Long-term deferred revenue	197	202
Other long-term obligations	123	130
Total liabilities	2,824	2,714

Stockholders’ equity	2,354	1,354
Total liabilities and stockholders’ equity	$5,178	$4,068

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31, 2018	July 31, 2017
Cash flows from operating activities:
Net income	$1,211	$971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	228	214
Amortization of acquired intangible assets	25	22
Share-based compensation expense	382	326
Loss on sale of long-lived assets	79	—
Deferred income taxes	51	8
Other	6	13
Total adjustments	771	583
Changes in operating assets and liabilities:
Accounts receivable	5	5
Income taxes receivable	(1)	(44)
Prepaid expenses and other assets	(31)	(9)
Accounts payable	12	—
Accrued compensation and related liabilities	75	10
Deferred revenue	66	83
Other liabilities	4	—
Total changes in operating assets and liabilities	130	45
Net cash provided by operating activities	2,112	1,599
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(407)	(352)
Sales of corporate and customer fund investments	128	359
Maturities of corporate and customer fund investments	286	183
Net change in cash and cash equivalents held to satisfy customer fund obligations	5	(68)
Net change in customer fund deposits	(5)	68
Purchases of property and equipment	(124)	(230)
Acquisitions of businesses, net of cash acquired	(363)	—
Originations of term loans to small businesses	(137)	—
Principal repayments of term loans from small businesses	82	—
Other	3	(45)
Net cash used in investing activities	(532)	(85)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facilities	800	150
Repayments on borrowings under revolving credit facilities	(800)	(150)
Repayment of debt	(50)	(512)
Proceeds from issuance of stock under employee stock plans	295	226
Payments for employee taxes withheld upon vesting of restricted stock units	(199)	(153)
Cash paid for purchases of treasury stock	(272)	(839)
Dividends and dividend rights paid	(407)	(353)
Other	(1)	(1)
Net cash used in financing activities	(634)	(1,632)
Effect of exchange rates on cash and cash equivalents	(11)	9
Net increase (decrease) in cash and cash equivalents	935	(109)
Cash and cash equivalents at beginning of period	529	638
Cash and cash equivalents at end of period	$1,464	$529

TABLE E
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS RESTATED FOR NEW REVENUE STANDARD
(In millions, except per share amounts)
(Unaudited)

	Restated for New Revenue Standard		As Reported		Change
	Twelve Months Ended July 31,		Twelve Months Ended July 31,		Twelve Months Ended July 31,
	2018	2017	2018	2017	2018	2017
Net revenue:
Product	$1,624	$1,483	$1,462	$1,376	$162	$107
Service and other	4,401	3,713	4,502	3,801	(101)	(88)
Total net revenue	6,025	5,196	5,964	5,177	61	19
Costs and expenses:
Cost of revenue:
Cost of product revenue	82	89	112	120	(30)	(31)
Cost of service and other revenue	881	709	850	677	31	32
Amortization of acquired technology	15	12	15	12	—	—
Selling and marketing	1,631	1,415	1,634	1,420	(3)	(5)
Research and development	1,186	998	1,186	998	—	—
General and administrative	664	553	664	553	—	—
Amortization of other acquired intangible assets	6	2	6	2	—	—
Total costs and expenses	4,465	3,778	4,467	3,782	(2)	(4)
Operating income from continuing operations	1,560	1,418	1,497	1,395	63	23
Interest expense	(20)	(31)	(20)	(31)	—	—
Interest and other income (expense), net	26	3	26	3	—	—
Income before income taxes	1,566	1,390	1,503	1,367	63	23
Income tax provision	237	405	292	396	(55)	9
Net income	$1,329	$985	$1,211	$971	$118	$14

Basic net income per share	$5.18	$3.83	$4.72	$3.78	$0.46	$0.05
Diluted net income per share	$5.09	$3.78	$4.64	$3.72	$0.45	$0.06

TABLE F1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY
COMPARABLE GAAP FINANCIAL MEASURES RESTATED FOR NEW REVENUE STANDARD
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2018 (ASC 606)
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$(35)	$194	$1,601	$(200)	$1,560
Amortization of acquired technology	2	3	5	5	15
Amortization of other acquired intangible assets	1	1	2	2	6
Professional fees for business combinations	—	2	—	—	2
Loss on sale of long-lived assets	—	—	—	79	79
Share-based compensation expense	97	94	92	99	382
Non-GAAP operating income (loss)	$65	$294	$1,700	$(15)	$2,044

GAAP net income (loss)	$(2)	$183	$1,186	$(38)	$1,329
Amortization of acquired technology	2	3	5	5	15
Amortization of other acquired intangible assets	1	1	2	2	6
Professional fees for business combinations	—	2	—	—	2
Loss on sale of long-lived assets	—	—	—	79	79
Share-based compensation expense	97	94	92	99	382
Net (gain) loss on debt securities and other investments	2	2	—	2	6
Other income from divested businesses [A]	—	—	(8)	—	(8)
2017 Tax Act [B]	—	(37)	10	(2)	(29)
Other income tax effects and adjustments [C]	(56)	(29)	(36)	(150)	(271)
Non-GAAP net income (loss)	$44	$219	$1,251	$(3)	$1,511

GAAP diluted net income (loss) per share	$(0.01)	$0.70	$4.53	$(0.15)	$5.09
Amortization of acquired technology	0.01	0.01	0.02	0.02	0.06
Amortization of other acquired intangible assets	—	—	0.01	0.01	0.02
Professional fees for business combinations	—	0.01	—	—	0.01
Loss on sale of long-lived assets	—	—	—	0.31	0.30
Share-based compensation expense	0.38	0.36	0.35	0.38	1.46
Net (gain) loss on debt securities and other investments	0.01	0.01	—	0.01	0.02
Other income from divested businesses [A]	—	—	(0.03)	—	(0.03)
2017 Tax Act [B]	—	(0.14)	0.04	(0.01)	(0.11)
Other income tax effects and adjustments [C]	(0.22)	(0.11)	(0.14)	(0.58)	(1.04)
Non-GAAP diluted net income (loss) per share	$0.17	$0.84	$4.78	$(0.01)	$5.78

Shares used in GAAP diluted per share calculation	256	260	262	258	261

Shares used in non-GAAP diluted per share calculation	259	260	262	258	261

[A]	During the three months ended April 30, 2018, we received payments from contingent earn out provisions related to businesses we previously divested.

[B]
The 2017 Tax Act adjustments relate to the provisional tax benefit for the re-measurement of our deferred tax balances at the enacted lower tax rate.  Our deferred tax balance was a net deferred tax liability due to the acceleration of profits under the new revenue standard.

[C]
As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table J, our non-GAAP tax rate eliminates the effects of non-recurring and period specific items. Other income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments, which includes the loss on the sale of long-lived assets; the excess tax benefits on share-based compensation; and the tax benefits on a loss from a subsidiary reorganization.

See “About Non-GAAP Financial Measures” immediately following Table J for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE F2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY
COMPARABLE GAAP FINANCIAL MEASURES RESTATED FOR NEW REVENUE STANDARD
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2017 (ASC 606)
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$(29)	$201	$1,385	$(139)	$1,418
Amortization of acquired technology	3	3	3	3	12
Amortization of other acquired intangible assets	1	—	1	—	2
Share-based compensation expense	89	81	71	85	326
Non-GAAP operating income (loss)	$64	$285	$1,460	$(51)	$1,758

GAAP net income (loss)	$(10)	$125	$927	$(57)	$985
Amortization of acquired technology	3	3	3	3	12
Amortization of other acquired intangible assets	1	—	1	—	2
Share-based compensation expense	89	81	71	85	326
Net (gain) loss on debt securities and other investments	1	6	1	1	9
Income tax effects and adjustments [A]	(48)	(28)	(27)	(65)	(168)
Non-GAAP net income (loss)	$36	$187	$976	$(33)	$1,166

GAAP diluted net income (loss) per share	$(0.04)	$0.48	$3.56	$(0.22)	$3.78
Amortization of acquired technology	0.01	0.01	0.01	0.01	0.05
Amortization of other acquired intangible assets	0.01	—	0.01	—	0.01
Share-based compensation expense	0.34	0.31	0.27	0.33	1.25
Net (gain) loss on debt securities and other investments	0.01	0.03	0.01	—	0.03
Income tax effects and adjustments [A]	(0.19)	(0.11)	(0.11)	(0.25)	(0.65)
Non-GAAP diluted net income (loss) per share	$0.14	$0.72	$3.75	$(0.13)	$4.47

Shares used in GAAP diluted per share calculation	258	260	260	257	261

Shares used in non-GAAP diluted per share calculation	261	260	260	257	261
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table J, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items. Consequently, our non-GAAP results have been adjusted to exclude the excess tax benefits related to share-based compensation. See note B to Table A for more information.
See “About Non-GAAP Financial Measures” immediately following Table J for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE G
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS RESTATED FOR NEW REVENUE STANDARD
(In millions)
(Unaudited)

	Restated for New Revenue Standard		As Reported		Change
	July 31,		July 31,		July 31,
	2018	2017	2018	2017	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,464	$529	$1,464	$529	$—	$—
Investments	252	248	252	248	—	—
Accounts receivable, net	98	103	98	103	—	—
Income taxes receivable	39	63	39	63	—	—
Prepaid expenses and other current assets	202	118	184	100	18	18
Current assets before funds held for customers	2,055	1,061	2,037	1,043	18	18
Funds held for customers	367	372	367	372	—	—
Total current assets	2,422	1,433	2,404	1,415	18	18

Long-term investments	13	31	13	31	—	—
Property and equipment, net	812	1,030	812	1,030	—	—
Goodwill	1,611	1,295	1,611	1,295	—	—
Acquired intangible assets, net	61	22	61	22	—	—
Long-term deferred income taxes	2	2	87	132	(85)	(130)
Other assets	213	164	190	143	23	21
Total assets	$5,134	$3,977	$5,178	$4,068	$(44)	$(91)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$50	$50	$50	$50	$—	$—
Accounts payable	178	157	178	157	—	—
Accrued compensation and related liabilities	369	300	369	300	—	—
Deferred revenue	581	574	961	887	(380)	(313)
Other current liabilities	198	185	191	178	7	7
Current liabilities before customer fund deposits	1,376	1,266	1,749	1,572	(373)	(306)
Customer fund deposits	367	372	367	372	—	—
Total current liabilities	1,743	1,638	2,116	1,944	(373)	(306)

Long-term debt	388	438	388	438	—	—
Long-term deferred revenue	3	1	197	202	(194)	(201)
Other long-term obligations	184	201	123	130	61	71
Total liabilities	2,318	2,278	2,824	2,714	(506)	(436)

Stockholders’ equity	2,816	1,699	2,354	1,354	462	345
Total liabilities and stockholders’ equity	$5,134	$3,977	$5,178	$4,068	$(44)	$(91)

TABLE H
GAAP SEGMENT INFORMATION RESTATED FOR NEW REVENUE STANDARD
(In millions)
(Unaudited)

	Restated for New Revenue Standard		As Reported		Change
	Twelve Months Ended July 31,		Twelve Months Ended July 31,		Twelve Months Ended July 31,
	2018	2017	2018	2017	2018	2017
Net revenue:
Small Business & Self-Employed	$3,061	$2,574	$2,994	$2,539	$67	$35
Consumer	2,508	2,182	2,517	2,201	(9)	(19)
Strategic Partner	456	440	453	437	3	3
Total net revenue	$6,025	$5,196	$5,964	$5,177	$61	$19

Operating income from continuing operations:
Small Business & Self-Employed	$1,326	$1,111	$1,257	$1,072	$69	$39
Consumer	1,587	1,376	1,596	1,395	(9)	(19)
Strategic Partner	284	266	281	263	3	3
Total segment operating income	3,197	2,753	3,134	2,730	63	23
Unallocated corporate items:
Share-based compensation expense	(382)	(326)	(382)	(326)	—	—
Other common expenses	(1,234)	(995)	(1,234)	(995)	—	—
Amortization of acquired technology	(15)	(12)	(15)	(12)	—	—
Amortization of other acquired intangible assets	(6)	(2)	(6)	(2)	—	—
Goodwill and intangible asset impairment charges	—	—	—	—	—	—
Total unallocated corporate items	(1,637)	(1,335)	(1,637)	(1,335)	—	—
Total operating income from continuing operations	$1,560	$1,418	$1,497	$1,395	$63	$23

TABLE I
GAAP QUARTERLY INFORMATION RESTATED FOR NEW REVENUE STANDARD
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2018 Quarter Ended
	October 31		January 31		April 30		July 31
	Restated for New Revenue Standard	As Reported	Restated for New Revenue Standard	As Reported	Restated for New Revenue Standard	As Reported	Restated for New Revenue Standard	As Reported
Total net revenue	$910	$886	$1,339	$1,165	$2,912	$2,925	$864	$988
Cost of revenue	198	196	246	246	305	304	229	231
All other costs and expenses	747	747	899	899	1,006	1,006	835	838
Operating income (loss)	(35)	(57)	194	20	1,601	1,615	(200)	(81)
Net income (loss)	(2)	(17)	183	(21)	1,186	1,200	(38)	49

Basic net income (loss) per share	$(0.01)	$(0.07)	$0.72	$(0.08)	$4.62	$4.68	$(0.15)	$0.19

Diluted net income (loss) per share	$(0.01)	$(0.07)	$0.70	$(0.08)	$4.53	$4.59	$(0.15)	$0.18

	Fiscal 2017 Quarter Ended
	October 31		January 31		April 30		July 31
	Restated for New Revenue Standard	As Reported	Restated for New Revenue Standard	As Reported	Restated for New Revenue Standard	As Reported	Restated for New Revenue Standard	As Reported
Total net revenue	$810	$778	$1,193	$1,016	$2,481	$2,541	$712	$842
Cost of revenue	184	183	206	206	237	237	183	183
All other costs and expenses	655	656	786	788	859	860	668	669
Operating income (loss)	(29)	(61)	201	22	1,385	1,444	(139)	(10)
Net income (loss)	(10)	(30)	125	13	927	964	(57)	24

Basic net income (loss) per share	$(0.04)	$(0.12)	$0.49	$0.05	$3.61	$3.76	$(0.22)	$0.09

Diluted net income (loss) per share	$(0.04)	$(0.12)	$0.48	$0.05	$3.56	$3.70	$(0.22)	$0.09

TABLE J
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To

New Revenue Standard (ASC 606)
Three Months Ending October 31, 2018
Revenue	$955	$975	$—		$955	$975
Operating income (loss)	$(80)	$(70)	$110	[a]	$30	$40
Diluted earnings (loss) per share	$(0.19)	$(0.17)	$0.28	[b]	$0.09	$0.11

Twelve Months Ending July 31, 2019
Revenue	$6,530	$6,630	$—		$6,530	$6,630
Operating income	$1,725	$1,775	$440	[c]	$2,165	$2,215
Diluted earnings per share	$5.25	$5.35	$1.15	[d]	$6.40	$6.50

Previous Revenue Standard (ASC 605)
Twelve Months Ending July 31, 2019
Revenue	$6,560	$6,660	$—		$6,560	$6,660
Operating income	$1,755	$1,805	$440	[c]	$2,195	$2,245
Diluted earnings per share	$5.35	$5.45	$1.15	[d]	$6.50	$6.60
Note: Fiscal 2019 guidance under ASC 605 presented for comparison with prior year. Going forward, guidance will only be provided in accordance with ASC 606.
See “About Non-GAAP Financial Measures” immediately following this Table J for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $104 million; amortization of acquired technology of approximately $4 million; and amortization of other acquired intangible assets of approximately $2 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $416 million; amortization of acquired technology of approximately $19 million; and amortization of other acquired intangible assets of approximately $5 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 23, 2018 contains non-GAAP financial measures. Table B1, Table B2, Table F1, Table F2, and Table J reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Gains and losses on disposals of businesses and long-lived assets

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt and equity securities and other investments

•	Income tax effects and adjustments

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. In fiscal 2017 and the first quarter of fiscal 2018 we used a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excluded the income tax effects of the non-GAAP pre-tax adjustments described above and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections at that time we used a long-term non-GAAP tax rate of 33%. This rate was consistent with the average of our normalized fiscal year tax rate over a four year period that included the past three fiscal years plus the current fiscal year forecast.
In the second quarter of our fiscal 2018, we revised our estimated annual non-GAAP tax rate to reflect the change in the U.S. federal statutory rate, as a result of the 2017 Tax Cuts and Jobs Act (2017 Tax Act). The federal statutory rate change, to 21%, was effective January 1, 2018, and therefore, the change resulted in a blended U.S. federal statutory rate of 26.9% for our fiscal year 2018. In the fourth quarter of fiscal 2018, we adjusted our non-GAAP tax rate from 26.3% to 26.2% based on continued analysis of the impacts from the 2017 Tax Act. Because of the transitional impact of the 2017 Tax Act provisions, the fiscal 2018 non-GAAP tax rate is based on our current year results only, without reference to long-term forecasts. This non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above and eliminates the effects of the non-recurring and period specific items. We have applied this tax rate to year to date pre-tax income, after the elimination of the effects of the non-GAAP adjustments described above.
In fiscal 2019, we will fully benefit from the U.S. federal statutory rate change and will use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Due to the changes in the U.S. federal statutory rate in fiscal 2018, as a result of the 2017 Tax Act, the calculation of the fiscal 2019 long-term non-GAAP rate includes only our current forecast considerations and is equal to the average of our forecasted tax rates over our long term forecast period. Based on these current projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2019. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table J include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.